Lehman Brothers
2006 CEO Energy/Power Conference
New York
September 6, 2006

Forward-Looking Statements
Statements contained in this presentation that include company expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. It is important to note that the actual results of company earnings could differ materially from those projected in any forward-looking statements. For additional information refer to Southern Union Company’s Securities and Exchange Commission filings.

Southern Union Contact:
Jack Walsh, Director of Investor Relations
800-321-7423

Southern Union Company

Portfolio Asset Mix

Create Shareholder Value

Reposition Portfolio
✓  Building portfolio of franchise-quality assets
✓  Repositioning portfolio to higher returning businesses
–  2003: Acquisition of Panhandle Energy/Sale of Texas distribution assets
–  2004: Investment in Cross Country
–  2006: Acquisition of Sid Richardson/Sale of PA & RI distribution assets
✓  Evaluating market opportunities
SUG Actively Manages Portfolio to Optimize Value

Efficiently Manage Assets
✓  Efficiently manage existing assets
–  Integrating Panhandle and Cross Country produced synergies of $25MM
–  Pursuing rate cases at both LDCs
–  Driving future savings and efficiencies with shared services
Assets Managed to Maximize Free Cash Flow

Fund Growth & Optimize Capitalization
✓  Utilize free cash flow to fund growth and optimize capitalization
–  Reinvest in high returning growth projects
•  Trunkline LNG
•  Trunkline Field Zone Expansion
•  SUGS projects
–  Optimize debt level - maximize return to shareholders
•  Conversion of $125MM equity units in August
Building Value through Reinvestment

Broaden Shareholder Appeal
✓  SUG is taking steps to appeal to more investors including:
–  Changing fiscal year end from June to December
–  Implementing $.40 per share cash dividend in 2006
–  Improving shareholder communications
Raising Profile through Clarity

Delivering Value

Consistent EPS Growth
* - 2005 Diluted EPS excludes a non-cash charge of $175 million related to the impairment of goodwill for the distribution properties expected to be sold in 2006. Diluted EPS reported in 2005 was $.03 per share.
Note: Previously issued 2006 GAAP guidance includes contributions from SU Gas Services for ten months, closing of the LDC sales prior to the end of the third quarter, and excludes projected one-time charges related to the announced LDC sales.

Strong Cash Generator
Note: Data shown represents fiscal year ended June 30, 2003 and calendar years ended December 31, 2004 and 2005.
Generating Cash for Growth through Reinvestment

Diversified Earnings Base
Note: Data shown represents fiscal years ended June 30, 2002 and 2003 and calendar years ended December 31, 2004 and 2005. 2005 data excludes a non-cash charge of $175 million related to the impairment of goodwill for the Company’s distribution businesses sold in 2006. Reported operating income for the distribution segment in 2005 was a loss of $42.5 million.

Strengthened Balance Sheet
Note: Debt/Total Capitalization ratio as of December 31 for periods shown except June 30, 2006; provides 100% equity credit for preferred stock and convertible equity units and excludes bridge financing.

2Q 2006 Segment Highlights ($000s)
•  Includes SUG’s 50% of Transwestern’s total interest and depreciation of $23 million plus SUG’s 25% of Citrus’ total interest, taxes, and depreciation of $67 million.
•  Includes $21.8 million of cash settlement from 2Q options plus $1.3 million non-cash loss related to the time value portion of the hedge.

2Q EBIT Reconciliation ($000s)

Asset Overview

Distribution Assets
•  Headquartered in Kansas City, MO
•  Regulated by the Missouri PSC
•  Serves approximately 500,000 customers
•  Serves 34 counties throughout MO
•  Filed for $41.7 million rate increase

Transportation & Storage Business

Key Characteristics
•  FERC regulated
•  Diverse access to supply
•  Strong and growing customer base
•  Significant organic growth opportunities
•  Consolidated operations
One of the Nation’s Largest Interstate Pipeline Companies

Trunkline LNG Company
•  One of North America’s largest operating facilities
•  Fully contracted with high credit quality counterparty-
BG Group - until 2028
•  1.8 Bcf/d baseload sendout
•  9.0 Bcf storage
•  Ambient air vaporization and NGL extraction to be in service by 2008
Trunkline LNG is a Leading Player in LNG Sector

Strong Organic Growth
1 - Note: EBIT is equivalent to operating income under GAAP.
2 - Represents 100% of available capacity contracted to BG through 2028.

Gathering & Processing Business
•  Southern Union Gas Services acquired by Southern Union on March 1, 2006
•  Major provider of gas gathering and processing services in the Permian basin
•  Unregulated, high growth business

System Detail
Note: Operating information as of May 2006.

Differentiating Factors

Attractive Contract Risk
•  Percent of Proceeds Contracts
-   45% by volume
-   80 - 85% by margin
-   Spreads price risk to both producer and pipeline
-   Fixed recovery and fuel % in contract
-   Allows pipeline and producer to hedge their interests
-   Allows pipeline to benefit from operational flexibility
-   Creates pipeline option to optimize revenue when processing is economic
-   Contract contains recovery of treating, compression and gathering services

•  Fee Based / Conditioning Fee Contracts
–   55% by volume
–   15 - 20% by margin
–   Contracts contain fixed fees for service
–   Depending on gas quality, contracts may contain upside for processing and no downside risk below base fee
–   Creates exposure to diverse producer base with no downside commodity risk

Operational Reliability
•  Operating Risks reduced by…
–  Diversified inter-connected assets
–  Strong reliable operations
•  High run rate
•  Low FF&U (fuel, flared and unaccountable)
•  Low operating costs
•  Gas rejection
•  Blending

Manageable Commodity Exposure
•  SUGS’ system flexibility allows it to hedge equity BTU volumes using various instruments
•  Current hedging done through put options so that SUGS maintains upside while mitigating downside

SUGS Growth Projects
•  Deep Atoka Gas Development - Loving, Winkler and Ward Counties, Texas
–  ~200MMcf/d currently producing
–  Expect to double that by 2008 with 16 to 18 rigs
–  5 to 30MM/d per well
•  Eunice Area Expansion Projects - Lea County, New Mexico
–  70 MMcf/d expansion
–  Expect to connect additional volumes from major active producers in 2006 and 2007
–  High margin, rich, sour, low pressure gas
•  Spraberry Trend Expansion - Reagan County, Texas
–  20 mile extension of system into Spraberry trend
–  Over 15 MMcf/d of 6.6 GPM gas
–  Infill drilling continues at a steady pace
•  West Texas Barnett Shale - Culberson, Reeves, Pecos & Jeff Davis Counties, TX
–  Over 2 MM acres have been leased in past 2 years in area with little infrastructure for gas or NGL’s
–  Approximately 40 evaluation wells have been drilled, are drilling or are permitted
–  Chesapeake recently acquired 135,000 acres and active exploratory program with established commercial production in the area from Hallwood and Four Sevens (Alpine)
–  Additional players include, EOG, Encana, Petro-Hunt, Burlington, Quicksilver and Southwestern Energy

Questions